UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2013, AmerisourceBergen Corporation (the “Company”) amended and restated the AmerisourceBergen Corporation Supplemental 401(k) Plan (“Original Plan”) filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008. The Original Plan, as amended and restated, is now known as the AmerisourceBergen Corporation Benefit Restoration Plan (the “Benefit Restoration Plan”). The amendments to the Original Plan include changing the name of the Original Plan, expanding and clarifying eligibility requirements, and specifying plan termination requirements.

The Benefit Restoration Plan offers a supplemental 401(k) plan to a select group of management or highly compensated employees, including the named executive officers.  The Company implemented the Original Plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the Company and to permit executives to receive the full amount of the Company match available for other employees generally under the 401(k) plan. The Benefit Restoration Plan provides an annual contribution amount equal to 4% of a participant’s salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to the Company’s 401(k) plan. The compensation of the named executive officers pursuant to the Benefit Restoration Plan remains unchanged from the compensation under the Original Plan.

A copy of the Benefit Restoration Plan is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                     Exhibit.

10.1                                  AmerisourceBergen Corporation Benefit Restoration Plan, Amended and Restated December 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 5, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer